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                                                                   EXHIBIT 1.1

                        THE PEP BOYS - MANNY, MOE & JACK

                 4.25% Convertible Senior Notes due June 1, 2007

                                 --------------

                               PURCHASE AGREEMENT

                                                                    May 15, 2002

Goldman, Sachs & Co.,
First Union Securities, Inc.
Advest, Inc.
  As representatives of the several Purchasers named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

          The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $125,000,000 principal amount of the Convertible Notes, convertible into shares of common stock, par value $1.00 per share ("Stock") of the Company, specified above (the "Firm Securities") and, at the election of the Purchasers, up to an aggregate of $25,000,000 additional aggregate principal amount (the "Optional Securities") (the Firm Securities and the Optional Securities which the Purchasers elect to purchase pursuant to Section 2 hereof are herein collectively called the "Securities"). The Securities will be unconditionally guaranteed pursuant to guarantees (the "Guarantees") as to payment of principal, premium, if any, and interest by The Pep Boys Manny Moe & Jack of California, a California corporation ("PBY-CA"), Pep Boys -- Manny, Moe & Jack of Delaware, Inc., a Delaware corporation ("PBY-DE") and Pep Boys -- Manny, Moe & Jack of Puerto Rico, Inc., a Delaware corporation ("PBY-PR" and together with PBY-CA and PBY-DE, the "Guarantors").

          The Purchasers and other holders (including subsequent transferees) of Securities will be entitled to the benefits of the registration rights agreement, to be dated as of the First Time of Delivery (as defined in Section
4) (the "Registration Rights Agreement"), by and among the Company, the Guarantors and the Purchasers, in the form attached hereto as Exhibit A. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein a shelf registration statement pursuant to Rule 415 under the United States Securities Act of 1933, as amended (the "Securities Act"), relating to the resale of (i) Securities, (ii) the Guarantees thereof,
(iii) the shares of Stock issuable upon conversion of the Securities by holders thereof, and (iv) any associated common stock purchase rights attaching thereto pursuant to the Company's Rights Agreement, dated as of December 5, 1997, and to use their best efforts to cause such shelf registration statement to be declared effective.

          1. Each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Purchasers that:

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          (a) A preliminary offering circular, dated May 15, 2002 (the
"Preliminary Offering Circular") and an offering circular, dated May 15 2002 (the "Offering Circular"), and the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2002, which is attached to and made a part of the Preliminary Offering Circular and the Offering Circular, and the Company's Current Report on Form 8-K dated May 15, 2002, which is attached to and made a part of the Offering Circular only, have been prepared in connection with the offering of the Securities the Guarantees thereof and shares of the Stock issuable upon conversion thereof. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include the Company's most recent Annual Report on Form 10-K and all subsequent documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") on or prior to the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the "Exchange Act Reports". The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

          (b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock, other than as a result of the exercise of stock options in accordance with employee benefit plans, or any increase in long-term debt in excess of $20 million of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular;

          (c) The Company and the Guarantors have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

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          (d) Each of the Company and the Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and, except for PBY-PR with respect to Puerto Rico (for which PBY-PR is taking all necessary action to make it duly qualified), is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each other subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

          (e) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Offering Circular; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

          (f) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of May 21, 2002 (the "Indenture") between the Company and Wachovia Bank, National Association, as Trustee (the "Trustee"), under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities, the Guarantees and the INDENTURE will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

          (g) The Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company and the Purchasers, the Registration Rights Agreement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except as the enforcement of indemnification and contribution provisions thereof may be limited by applicable law;

          (h) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

          (i) The Guarantees have been duly authorized and, when executed and delivered by the Guarantors and when the Securities have been duly executed, issued and authenticated in accordance with the provisions of the Indenture, and delivered and paid for in accordance with this Agreement, each of the Guarantees will be "Guarantees" that are subject to the terms of the Indenture and will constitute valid and legally binding obligations of the Guarantors enforceable in

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accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (j) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

          (k) The issue and sale of the Securities and the Guarantees and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Guarantees, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture or loan agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such breaches and defaults that individually and in the aggregate would not reasonably be expected to have a material adverse effect on the current, and future, consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries (a "Material Adverse Effect"), or have a material adverse effect on the Company's or any of the Guarantors' execution or delivery of, or the performance of any of their respective obligations under, or the validity of, this Agreement, the Registration Rights Agreement, the Indenture, the Securities or the Guarantees;
(iii) result in any violation of the provisions of the Certificate of Incorporation or By-laws or other constituent document of the Company or the Guarantors, or (iv) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the Guarantees or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement, except for (i) the filing of a registration statement by the Company with the Commission pursuant to the Securities Act pursuant to the Registration Rights Agreement, (ii) the qualification of the Indenture under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the Registration Rights Agreement, (iii) for the approval of the Stock issuable upon conversion of the Securities for listing on the New York Stock Exchange, (iv) such as have already been obtained and (v) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and the resale of the Securities and the Stock pursuant to the Registration Rights Agreement;

          (l) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or other constituent document or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

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          (m) The statements set forth in the Offering Circular under the caption "Description of Notes" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Securities, the Guarantees and the Stock, are accurate, complete and fair;

          (n) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (o) When the Securities are issued and delivered pursuant to this Agreement, neither the Securities nor the Guarantees will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

          (p) The Company is subject to Section 13 or 15(d) of the Exchange Act;

          (q) The Company is not, and after giving effect to the offering and sale of the Securities, will not be an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

          (r) Neither the Company nor the Guarantors, nor any person acting on its or their behalf has offered or sold the Securities or the Guarantees by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act;

          (s) Within the preceding six months, neither the Company nor the Guarantors nor any other person acting on behalf of the Company or the Guarantors has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

          (t) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes; and

          (u) To the Company's knowledge, Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

          2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.25% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted

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by you so as to eliminate fractions of $25,000,000) determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities which all of the Underwriters are entitled to purchase hereunder.

          The Company hereby grants to the Underwriters the right to purchase at their election up to $25,000,000 aggregate principal amount of Optional Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 2, for the sole purpose of covering sales of securities in excess of the aggregate principal amount of Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section (4) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

          3. Upon the authorization by you of the release of the Firm Securities, the several Purchasers propose to offer the Firm Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

          (a) It will offer and sell the Securities only to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A;

          (b) It is an Institutional Accredited Investor; and

          (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

          4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price thereof by certified or official bank check or checks, payable to the order of the Company in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on May 21, 2002 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Securities, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Time of Delivery", such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

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          (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(j) hereof, will be delivered at such time and date at the offices of Sullivan & Cromwell: 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

          5. Each of the Company and the Guarantors, jointly and severally, agrees with each of the Purchasers:

          (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) To furnish the Purchasers with copies of the Offering Circular in such quantities as you may reasonably request and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

          (d) During the period beginning from the date hereof and continuing until the date 90 days after the last Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) pursuant to employee stock option plans and employee benefit plans existing on the date of this Agreement, (ii) pursuant to the Company's dividend reinvestment plan, (iii) the issuance of shares of Stock upon the conversion of the Securities, or (iv) the issuance of Stock or securities convertible into Stock in connection with acquisition transactions of the Company, provided, that the recipients of such Stock shall be bound by

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the restriction set forth above for the remainder of the 90-day period), without your prior written consent;

          (e) Not to be or become, at any time prior to the expiration of three years after the last Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

          (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

          (g) If requested by you, to use its best efforts to cause such Designated Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

          (h) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (i) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed; and
(ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          (j) During the period of three years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

          (k) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds";

          (l) To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities; and

          (m) To use its best efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on the New York Stock Exchange.

          6. Each of the Company and the Guarantors, jointly and severally, covenants and agrees with the several Purchasers that the Company and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and the Guarantor's counsel and accountants in connection with the issue of the Securities and the shares of Stock issuable upon conversion of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and

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supplements thereto and the mailing and delivering of copies thereof to the
Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Registration Rights Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the Guarantees thereof and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities and the Guarantees thereof; (v) the cost of preparing the Securities; (vi) the reasonable fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Guarantees thereof; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and the listing of the shares of Stock issuable upon conversion of the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

          7. The obligations of the Purchasers hereunder as to the Securities to be delivered at each Time of Delivery shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) Sullivan & Cromwell, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (b) Willkie Farr & Gallagher, counsel for the Company and the Guarantors, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, and subject to customary assumptions, qualifications and exceptions, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular;

               (ii) The Company has an authorized capitalization as set forth in the Offering Circular; and the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued and fully paid and non-assessable, and will conform to the description of the Stock contained in the Offering Circular;

               (iii) Each of the Company and the Guarantors has been duly qualified as a foreign corporation for the transaction of business and, except for PBY-PR, is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

               (iv) Each Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

               (v) To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings that could reasonably be expected to individually or in the aggregate have a Material Adverse Effect are threatened or contemplated by governmental authorities or threatened by others;

               (vi) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;

               (vii) The Securities have been duly authorized and executed by the Company for issuance and sale pursuant to the terms of this Agreement and when authenticated by the Trustee in the manner provided in the Indenture (assuming due authorization, execution and delivery of the Indenture by the Trustee) and issued and delivered against payment of the purchase price therefore in accordance with the terms of this Agreement, the Securities will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities conform to the description thereof in the Offering Circular;

               (viii) the Guarantees have been duly authorized, executed, issued and delivered and when the Securities have been duly executed, issued and authenticated in accordance with the provisions of the Indenture, and delivered and paid for in accordance with the terms of this Agreement, each of the Guarantees will be "Guarantees" that are subject to the terms of the Indenture and will constitute valid and legally binding obligations of the Guarantors; and the Guarantees conform to the description thereof in the Offering Circular;

               (ix) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and (assuming the due authorization, execution and delivery by the Purchasers) constitutes a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except as the enforcement of indemnification and contribution provisions thereof may be limited by applicable law;

               (x) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and (assuming due authorization, execution and delivery by the Trustee) constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms to the description thereof in the Offering Circular;

               (xi) The issue and sale of the Securities and the Guarantees being issued at such Time of Delivery and the compliance by such of the Company and the Guarantors as is a party thereto with all of the provisions of the Securities and the Guarantees, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such breaches, violations or defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the Company's or any of the Guarantors' execution or delivery of, or the performance of any of their respective obligations under, or the validity of, this Agreement, the Registration Rights Agreement, the Indenture, the Securities or the Guarantees; (ii) nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws or other constituent document of the Company or any of the Guarantors or (iii) result in any violation of any applicable New York State or federal law, statute, rule or regulation, or the Pennsylvania Business Corporation Law of 1988, as amended, or the Delaware General Corporation Law, or any judgment, order, writ or decree, known to us, of any New York State or federal governmental agency or court having jurisdiction over the Company or the Guarantors or any of their respective properties, assets or operations ("Applicable Laws"). Such counsel need not express any opinion as to any violation of Applicable Laws which results from the status of the Trustee or the holders of Securities or facts relating specifically to the Trustee or the holders of Securities;

               (xii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any federal or New York or Pennsylvania court or governmental authority or agency (other than (i) such as may be required under the Securities Act of 1933, as amended, and the regulations promulgated thereunder and the securities or blue sky laws of the various jurisdictions in which the Securities will be offered or sold, (ii) routine corporate filings required to be made after the date hereof to comply with applicable federal and state securities laws, to maintain good standing and to maintain or renew licenses and permits required for any of the Company or the Guarantors to operate their respective business in the ordinary course of business and (iii) filings, regulations or notices required for the exercise by the Trustee of its rights and remedies under the Indenture, as to which we express no opinion) is required for the issue and sale of the Securities and the Guarantees being issued at such Time of Delivery or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement;

               (xiii) Neither the Company nor any of the Guarantors is (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such violations that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

               (xiv) The information set forth in the Offering Circular under the captions "Description of Notes" and "Description of Capital Stock," insofar as they purport to constitute a summary of the legal matters, documents or proceeding s referred to therein, and the statements set forth under the caption "Certain United States Federal Income Tax Consequences," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

               (xv) The Exchange Act Reports (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

               (xvi) No registration of the Securities or the Guarantees under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer, sale and initial resale of the Securities and the Guarantees by the Purchasers in the manner contemplated by this Agreement; and

               (xvii) The Company is not an "investment company", as such term is defined in the Investment Company Act.

          In addition, such counsel shall state that it has no reason to believe that the Offering Circular and any further amendments or supplements thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom as to which such counsel need express no opinion), as of its date or as of such Time of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) On the date of the Offering Circular prior to the execution of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

          (d) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities and the Guarantees thereof being issued at such Time of Delivery on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

          (e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

          (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or
(v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Offering Circular;

          (g) The Securities shall have been designated for trading on PORTAL;

          (h) The Company shall have obtained and delivered to the Purchasers executed copies of a written agreement (each, a "Lock-Up Agreement") of those directors and executive officers of the Company listed on Exhibit A-1 substantially in the form of Exhibit A-2 hereto, with such exceptions as may be agreed to between the Company and the Purchasers, by the date hereof, and executed originals of each Lock-Up Agreement shall have been delivered to you by the First Time of Delivery;

          (i) The shares of Stock issuable upon conversion of the Securities shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange; and

          (j) Each of the Company and the Guarantors shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and each of the Guarantors satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such Time of Delivery, as to the performance by the Company and each of the Guarantors, respectively, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (d) of this Section and as to such other matters as you may reasonably request.

          8. (a) Each of the Company and the Guarantors, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that neither the Company nor the Guarantors shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

          (b) Each Purchaser will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company or the Guarantors may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall an indemnifying party be liable for fees and expenses of more than one counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities and the Guarantees thereof. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantors and to each person, if any, who controls the Company or the Guarantors within the meaning of the Securities Act.

          9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

          (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

          10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, the Company or the Guarantees, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

          11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Guarantees shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities and the Guarantors thereof are not delivered by or on behalf of the Company and the Guarantees as provided herein, the Company and the Guarantors will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Guarantors shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

          12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; PROVIDED, HOWEVER, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

          13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company, the Guarantors or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

          14. Time shall be of the essence of this Agreement.

          15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Purchasers imposing any limitation of any kind.

          If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Company and each Guarantor. It is understood that your acceptance of this letter on behalf of each of the Purchasers is and each Guarantor pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                               Very truly yours,
                               The Pep Boys - Manny, Moe & Jack

                               By:  /s/ Bernard K. McElroy
                                    ---------------------------------------
                                    Name:  Bernard K. McElroy
                                    Title: Vice President - Chief Accounting
                                           Officer and Treasurer

                               The Pep Boys Manny Moe & Jack of California

                               By:  /s/ Bernard K. McElroy
                                    ---------------------------------------
                                    Name:  Bernard K. McElroy
                                    Title: Vice President - Chief Accounting
                                           Officer and Treasurer

                               Pep Boys - Manny, Moe & Jack of Delaware, Inc.

                               By:  /s/ Bernard K. McElroy
                                    ---------------------------------------
                                    Name:  Bernard K. McElroy
                                    Title: Vice President - Chief Accounting
                                           Officer and Treasurer

                               Pep Boys - Manny, Moe & Jack of Puerto Rico, Inc.

                               By:  /s/ Bernard K. McElroy
                                    ---------------------------------------
                                    Name:  Bernard K. McElroy
                                    Title: Vice President - Chief Accounting
                                           Officer and Treasurer

Accepted as of the date hereof:
Goldman, Sachs & Co.
First Union Securities, Inc.
Advest, Inc.

By:       /s/ Goldman, Sachs & Co.
          ---------------------------------------
                  (Goldman, Sachs & Co.)

          On behalf of each of the Purchasers

                                   SCHEDULE I

                                                                 PRINCIPAL
                                              PRINCIPAL          AMOUNT OF
                                              AMOUNT OF      OPTIONAL SECURITIES
                                           FIRM SECURITIES     TO BE PURCHASED
                                                TO BE         IF MAXIMUM OPTION
                UNDERWRITER                   PURCHASED           EXERCISED
                -----------                ---------------   -------------------
Goldman, Sachs & Co....................    $    87,500,000   $        17,500,000
First Union Securities, Inc. ..........         28,125,000             5,625,000
Advest, Inc. ..........................          9,375,000             1,875,000








                                           ---------------   -------------------
        Total..........................    $   125,000,000   $        25,000,000
                                           ===============   ===================

                                                                         ANNEX I
          Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

               (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable published rules and regulations thereunder;

               (ii) In our opinion, the consolidated financial statements and financial statement schedules audited by us and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

               (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

               (iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                        (A) the unaudited consolidated statements of income,
               consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

                        (B) any other unaudited income statement data and
               balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

                        (C) the unaudited financial statements which were not
               included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

                        (D) any unaudited pro forma consolidated condensed
               financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                        (E) as of a specified date not more than five days prior
               to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net revenues; and

               (v) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

Dear Deloitte & Touche LLP:

          Goldman, Sachs & Co., as representatives of the Purchasers of 4.25% Convertible Senior Notes due June 1, 2007 to be issued by The Pep Boys -- Manny, Moe & Jack (the "Company"), will be reviewing certain information relating to the Company that will be included (incorporated by reference) in the Offering Circular. This review process, applied to the information relation to the issue, is (will be) substantially consistent with the due diligence review process that we would perform if this placement of securities were being registered pursuant to the Securities Act of 1933 (the Act). It is recognized however that what is "substantially consistent" may vary from situation to situation and may not be the same as that done in a registered offering of the same securities for the same issuer and whether the procedures being, or to be, followed will be "substantially consistent" will be determined by us on a case-by-case basis. We are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Act. We hereby request that you deliver to us a "comfort" letter concerning the financial statements of the issuer and certain statistical and other data included in the offering document. We will contact you to identify the procedures we wish you to follow and the form we wish the comfort letter to take.
                                             Very truly yours,

                                             By:
                                                 -------------------------------
                                                      (Goldman, Sachs & Co.)

                                   EXHIBIT A-1

                    LIST OF PERSONS TO SIGN LOCK-UP AGREEMENT

DIRECTORS

Lester Rosenfeld        (except with respect to 70,000 shares of common stock
                        held by the Emanuel Rosenfeld Foundation, a non-profit
                        charitable foundation, of which Mr. Rosenfeld is a
                        trustee and as to which no Form 4 need be filed, and up
                        to an additional 10,000 shares of common stock in the
                        aggregate held by various trusts of which Mr. Rosenfeld
                        is a trustee or co-trustee)
Benjamin Strauss        (except with respect to 100,000 shares of common stock
                        held by The Strauss Foundation, a non-profit charitable
                        foundation of which Mr. Strauss is a co-trustee, the
                        disposition of which shares of common stock is not
                        subject to the reporting requirements of Section 16 of
                        the Securities Exchange Act of 1934, as amended)
Mitchell G. Leibovitz   (also executive officer)
Bernard J. Korman

Lennox K. Black         (except upon the 45th day after the date of the final
                        Offering Circular, all shares of common stock, the disposition of which is not subject to the reporting requirements of Section 16 of the Securities Exchange
                        Act of 1934, as amended)

J. Richard Leaman, Jr.
Malcolm D. Pryor
Peter A. Bassi
Jane Scacceti
William Leonard
John T. Sweetwood

EXECUTIVE OFFICERS:

George Babich, Jr.
Mark L. Page
Frederick A. Stampone
Don L. Casey
Jeffrey D. Palmer

                                   EXHIBIT A-2

                               THE PEP BOYS-MANNY,

                          MOE & JACK LOCK-UP AGREEMENT

                                   MAY  , 2000

Goldman, Sachs & Co.
First Union Securities, Inc.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

          Re: THE PEP BOYS-MANNY, MOE & JACK - LOCK-UP AGREEMENT

Ladies and Gentlemen:

          The undersigned understands that you, as representatives (the "Representatives"), propose to enter into a Purchase Agreement on behalf of the Initial Purchasers named in Schedule I to such agreement (collectively, the "Purchasers"), with The Pep Boys-Manny, Moe & Jack, a Pennsylvania corporation (the "Company"), providing for a private placement in reliance on Rule 144A of convertible senior notes of the Company, convertible into its Common Stock (the "Shares").

          In consideration of the agreement by the Purchasers to offer and sell the convertible senior notes, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Offering Circular covering the offering of the convertible senior notes and continuing to and including the date 90 days after the date of such final Offering Circular, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares").

          The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

          Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a BONA FIDE gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Purchasers. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; PROVIDED, HOWEVER, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

          The undersigned understands that the Company and the Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                                     Very truly yours,

                                     ----------------------------------------
                                     Exact Name of Shareholder

                                     ----------------------------------------
                                     Authorized Signature

                                     ----------------------------------------
                                     Title